UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TILRAY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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This Schedule 14A filing consists of the following communications (the “Communications”) from Tilray, Inc., a Delaware corporation (“Tilray”) to its stockholders, relating to Tilray’s Special Meeting of Stockholders originally scheduled to be held on July 29, 2021, and subsequently adjourned to August 19, 2021. This Schedule 14A should be read in conjunction with the proxy statement filed with the U.S. Securities and Exchange Commission on or about June 25, 2021.

The Communications were first made to Tilray’s stockholders on August 18, 2021.

PHONE MESSAGE

HELLO, THIS IS IRWIN SIMON, CEO OF TILRAY.

I’M REACHING OUT ONCE AGAIN AS WE JUST ANNOUNCED AN INVESTMENT IN MEDMEN SECURITIES, ONE OF THE MOST RECOGNIZED BRANDS IN THE $80 BILLION U.S. CANNABIS MARKET.  THIS IS  A CRITICAL STEP TOWARDS DELIVERING ON OUR OBJECTIVE OF $4 BILLION OF REVENUE BY THE END OF FISCAL 2024 AS WE WORK TO ENABLE TILRAY TO LEAD THE U.S. MARKET WHEN FEDERAL LEGALIZATION OCCURS.  BUT WE NEED YOUR VOTE TO AUTHORIZE MORE SHARES TO OPTIMIZE THE EXECUTION OF THIS MEDMEN TRANSACATION.

NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN - WE STILL NEED YOUR SUPPORT.

AND PLEASE UNDERSTAND THAT IF YOU DO NOT VOTE, IT HAS THE SAME EFFECT AS VOTING AGAINST THE SHARE PROPOSAL AND IF YOU ALREADY VOTED AGAINST THE PROPOSAL, YOU CAN STILL CHANGE YOUR VOTE.

VOTING IS QUICK AND EASY. SO PLEASE TAKE THE TIME TO VOTE TODAY.
IF YOU’D LIKE ASSISTANCE IN VOTING. PLEASE CALL OUR PROXY SOLICITOR TOLL FREE AT (833) 497-7395, AGAIN  (833) 497-7395
I WANT TO THANK YOU FOR YOUR INVESTMENT IN TILRAY AND FOR YOUR ATTENTION TO THIS IMPORTANT MATTER.

E-MAIL MESSAGE

SUBJECT:   TILRAY ANNOUNCES GAME-CHANGING MEDMEN TRANSACTION

On August 17, 2021 Tilray, Inc. (Nasdaq l TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, announced that it has acquired the majority of the outstanding senior secured convertible notes (the “Notes”) of MedMen that were originally held by Gotham Green Partners LLP and certain affiliated and other funds (collectively, “GGP”).  MedMen is a leading cannabis retail brand in the U.S., holding 21 licenses and 25 retail locations across key urban centers, including the Bay Area, Los Angeles, Boston, Chicago, and Las Vegas, and a significant position in California, the world’s largest market.

Full details can be found in the attached press release.

The transaction provides Tilray with powerful strategic benefits:
•	Secure right to acquire potential ownership in a U.S. MSO with one of the most recognizable and iconic cannabis brands in the U.S. retail cannabis space
•
MedMen’s strong presence in the U.S. offers Tilray an opportunity to develop strategic opportunities including commercial arrangements, joint ventures and other significant transactions that offer the potential to expand Tilray’s presence into the U.S. cannabis sector when it is permitted to do so

•
Upon U.S. federal legalization, Tilray would be positioned to develop a potential strategic leadership position, with distribution across desirable cannabis locations in the U.S. including the prized California market, which would offer an opportunity to drive growth for Tilray’s CPG cannabis brand portfolio.

Tilray needs your support for Proposal 1 to optimize the execution of the MedMen transaction.  We encourage all stockholders to cast a vote FOR this proposal as recommended by our Board of Directors. If you have previously voted Against the proposal, you can still change your vote today.
Clicking the “Vote Now” button below will redirect you to the voting website. Thank you for your continued support of Tilray.